Exhibit 10.48

SECOND AMENDMENT TO LEASE

SECOND AMENDMENT dated as of May 15, 2003 to the Lease Agreement (the “Lease”) dated May 20, 1993 by and between FULTON STREET ASSOCIATES, as Landlord (“Lessor”) and UNIGENE LABORATORIES, INC., as Tenant (“Lessee”)

W I T N E S S E T H :

WHEREAS, Lessee has notified Lessor that it intends to exercise it option to extend the term of the Lease for an additional ten (10) year period beginning February 1, 2004 and ending January 31, 2014 (the “Extended Term”).

WHEREAS, pursuant to Section 55 of the Lease the parties have agreed as to the Basic Rent during the Extended Term.

NOW THEREFORE, it is agreed as follows:

1. EXTENSION OF LEASE. The Lease is hereby extended for a period of ten (10) years commencing February 1, 2004 and ending January 31, 2014.

2. FIXED BASE RENT. The Basic Rent for the Extended Term as set forth in Section 2 of the Lease shall be TWO HUNDRED ONE THOUSAND FOUR HUNDRED THIRTY-SEVEN AND  50/100 ($201,437.50) DOLLARS per annum payable in equal monthly installment of SIXTEEN THOUSAND SEVEN HUNDRED EIGHTY-SIX AND  46/100 ($16,786.46) DOLLARS for Basic Rent; except that a proportionately lesser sum may be paid for the first and last months of the term of this Lease if the term commences on a day other than the first day of the month in accordance with the provisions of this Amendment herein set forth.

3. INTERPRETATION OF LEASE. Except as specifically set forth herein, the Lease shall remain in full force and effect. In the event of a conflict between the terms of this Amendment and the Lease, the terms of this Amendment shall control.

IN WITNESS WHEREOF, the parties hereto have set their hands and seals this 15th day of May, 2003.

WITNESS:		FULTON STREET ASSOCIATES

	By:	/s/ JAMES P. ZORLAS
James P. Zorlas, Partner

ATTEST:		UNIGENE LABORATORIES, INC.

		By:	/s/ WARREN P. LEVY
Warren P. Levy, President